As filed with the Securities and Exchange Commission on October 28, 1996
                                                       Registration No. 33-92576

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            -----------------------------
                      POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------------
                                     GANTOS, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

               Michigan                                38-1414122
   ----------------------------------            ----------------------
     (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)                 Identification No.)

3260 Patterson, S.E., Grand Rapids, Michigan              49512
--------------------------------------------     ----------------------
(Address of Principal Executive Offices)              (Zip Code)

                            GANTOS, INC. STOCK OPTION PLAN
                       GANTOS, INC. DIRECTOR STOCK OPTION PLAN
           ----------------------------------------------------------------
                              (Full title of the plans)

                              Arlene H. Stern, President
                                     Gantos, Inc.
                                 3260 Patterson, S.E.
                            Grand Rapids, Michigan  49512
                     -------------------------------------------
                       (Name and address of agent for service)

                                    (616) 949-7000
         -------------------------------------------------------------------
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Proposed
                                                   Proposed                    maximum
Title of securities           Amount to be      maximum offering          aggregate offering             Amount of
 to be registered              registered       price per share                 price                registration fee
------------------------------------------------------------------------------------------------------------------------------------
  Common Shares (1)         535,000  shares       $4.16   (2)               $2,225,600.00
------------------------------------------------------------------------------------------------------------------------------------
  Common Shares             170,332  shares       $3.75   (2)                 $638,745.00
------------------------------------------------------------------------------------------------------------------------------------
  Common Shares               2,000  shares       $3.75   (2)                   $7,500.00
------------------------------------------------------------------------------------------------------------------------------------
  Common Shares             162,000  shares       $2.90625 (3)                $470,812.50
------------------------------------------------------------------------------------------------------------------------------------
      Total                 869,332  shares                                 $3,342,657.50               $1,393.52(4)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the exercise price of the options or the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market on the date of award of restricted Common Shares.
(3) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The Nasdaq National Market on May 17, 1995.
(4) Reflects the deregistration of 189,690 Common Shares no longer issuable under the Gantos, Inc. Stock Option Plan as a result of the termination of that plan.
(5) The filing fee was paid with the original filing of this Registration Statement.
                                Page -1- of -9- Pages
                             Exhibit Index is on Page -8-

    Upon the effectiveness of this Registration Statement and other registration statements being filed simultaneously to deregister various shares, a total of 872,552 Common Shares issuable under the Amended and Restated Gantos, Inc. Stock Option Plan and 100,000 Common Shares issuable under the Amended and Restated Gantos, Inc. Director Stock Option Plan will be registered, consisting of 103,220 Common Shares registered under prior registration statements plus the 869,332 Common Shares being registered hereby.

                                       PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below are incorporated by reference in this registration statement:

    1. The Annual Report of Gantos, Inc. (the "Registrant") on Form 10-K for the fiscal year ended February 3, 1996 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 24, 1996.

    2. The Quarterly Reports of the Registrant on Form 10-Q for the fiscal quarters ended May 4, 1996 and August 3, 1996 as filed with the Commission pursuant to the Exchange Act on June 12, 1996 and September 17, 1996, respectively, and all other reports filed by the Registrant pursuant to
    Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended February 3, 1996.

    3. The description of the Registrant's Common Shares which is contained under the heading "Description of Capital Stock--Common Stock", found at page 22 of the Registrant's Registration Statement on Form S-1, File No. 33-4504, filed with the Commission on April 2, 1986, and incorporated by reference in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on May 29, 1986, the description of an amendment to the Registrant's Articles of Incorporation to limit certain liabilities of directors of the Registrant contained in Part II, Item 2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 1, 1987 and dated September 11, 1987, and the related Proxy Statement, dated May 27, 1987 in connection with the Annual Meeting of Shareholders held June 19, 1987, the description of an amendment to the Registrant's Articles of Incorporation to reorganize the Registrant's Board of Directors into three classes with staggered terms contained in Part II, Item 2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 1, 1992 and dated September 14, 1992, and the related Proxy Statement, dated May 18, 1992 in connection with the Annual Meeting of Shareholders held June 18, 1992, and any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

    The Registrant is obligated under its bylaws to indemnify any present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. In addition, the Articles of Incorporation of the Company limit certain personal liabilities of directors of the Company.

    The Registrant has obtained Directors' and Officers' liability insurance. Its policies currently provide for $10,000,000 in coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    4.1  Restated Articles of Incorporation, incorporated by reference to
         Exhibit 4.1 to Gantos, Inc.'s Current Report on Form 8-K, dated March 7, 1995 and filed with the Securities and Exchange Commission on March 22, 1995.

    4.2  Bylaws, as amended March 16, 1993, incorporated by reference to
         Exhibit 3.2 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 30, 1993.

    5.1 Opinion of Honigman Miller Schwartz and Cohn, incorporated be reference to Exhibit 5.1 to Gantos, Inc.'s Registration Statement on Form S-8 (file no. 33-92576), filed with the Securities and Exchange Commission on May 22, 1995.

    23.1 Consent of Independent Accountants.

    23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement), incorporated be reference to Exhibit 5.1 to Gantos, Inc.'s Registration Statement on Form S-8 (file no. 33-92576), filed with the Securities and Exchange Commission on May 22, 1995.

    24.1 Powers of Attorney (included after the signature of the Registrant contained on page 7 of the Registration Statement), incorporated be reference to page 7 to Gantos, Inc.'s Registration Statement on Form S-8 (file no. 33-92576), filed with the Securities and Exchange Commission on May 22, 1995.

    99.1 Gantos, Inc. Amended and Restated Stock Option Plan, adopted March 20, 1986, as amended and restated March 31, 1995, incorporated by reference to Exhibit 1 to L. Douglas Gantos' Schedule 13D, dated March 31, 1995 and filed with the Securities and Exchange Commission on April 10, 1995.

    99.2 Gantos, Inc. Amended and Restated Director Stock Option Plan, adopted March 17, 1992, as amended and restated March 31, 1995, incorporated by reference to Exhibit 10.12 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 28, 1995.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the

              Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       EXPERTS

    The financial statements as of February 3, 1996 and January 28, 1995, and for each of the three years in the period ended February 3, 1996, incorporated in this Registration Statement and in the prospectus related to this Registration Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on October 28, 1996.

                                            GANTOS, INC.
                                            -----------------------------------
                                            (Registrant)


                                            By:  /s/ J.E. BUNKA
                                                  ------------------------------
                                                      J.E. Bunka, Senior Vice
                                                      President - Finance,
                                                      Chief Financial Officer
                                                      and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                         Title                                       Date
          ---------                                         -----                                       ----
     /s/ ARLENE H. STERN                     President, Chief Executive Officer                         October 28, 1996
-------------------------------                          and Director
       Arlene H. Stern                           (Principal Executive Officer)

      /s/ J.E. BUNKA                   Senior Vice President - Finance, Chief Financial                 October 28, 1996
-------------------------------                     Officer and Treasurer
        J.E. Bunka                               (Principal Financial Officer)

   /s/ JEFFREY C. TUORI                  Assistant Treasurer and Assistant Secretary                    October 28, 1996
-------------------------------         (Principal Accounting Officer and Controller)
     Jeffrey C. Tuori

              *                                     Chairman of the Board                               October 28, 1996
-------------------------------
      L. Douglas Gantos

              *                                            Director                                     October 28, 1996
-------------------------------
  Elizabeth M. Eveillard

     /s/ FRED K. SCHOMER                                  Director                                      October 28, 1996
-------------------------------
       Fred K. Schomer

              *                                            Director                                     October 28, 1996
-------------------------------
    Hannah H. Strasser

              *                                            Director                                     October 28, 1996
-------------------------------
    Mary Elizabeth Burton

              *                                            Director                                     October 28, 1996
-------------------------------
      Erwin A. Marks

              *                                            Director                                     October 28, 1996
-------------------------------
     S. Amanda Putnam


*By:  /s/ J.E. BUNKA                                                                                    October 28, 1996
    ---------------------------
  J.E. Bunka, Attorney-in-Fact

                                         -7-

                                  INDEX TO EXHIBITS

Exhibit
Number                            Description                               Page
-------                           -----------                               ----

4.1      Restated Articles of Incorporation, incorporated by reference to   N/A
         Exhibit 4.1 to Gantos, Inc.'s Current Report on Form 8-K, dated March 7, 1995 and filed with the Securities and Exchange Commission on March 22, 1995.

4.2      Bylaws, as amended March 16, 1993, incorporated by reference to    N/A
         Exhibit 3.2 to Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 30, 1993.

5.1      Opinion of Honigman Miller Schwartz and Cohn, incorporated be      N/A
         reference to Exhibit 5.1 to Gantos, Inc.'s Registration Statement on Form S-8 (file no. 33-92576), filed with the Securities and Exchange Commission on May 22, 1995.

23.1     Consent of Independent Accountants.                                -9-

23.2     Consent of Honigman Miller Schwartz and Cohn (included             N/A
         in the opinion filed as Exhibit 5.1 to this Registration
         Statement), incorporated be reference to Exhibit 5.1 to Gantos, Inc.'s Registration Statement on Form S-8
         (file no. 33-92576), filed with the Securities and Exchange
         Commission on May 22, 1995.

24.1     Powers of Attorney (included after the signature of the            N/A
         Registrant contained on page 7 of the Registration Statement), incorporated be reference to page 7 to Gantos, Inc.'s
         Registration Statement on Form S-8 (file no. 33-92576), filed with the Securities and Exchange Commission on May 22, 1995.

99.1     Gantos, Inc. Amended and Restated Stock Option Plan, adopted       N/A
         March 20, 1986, as amended and restated March 31, 1995, incorporated by reference to Exhibit 1 to L. Douglas Gantos'
         Schedule 13D, dated March 31, 1995 and filed with the Securities and Exchange Commission on April 10, 1995.

99.2     Gantos, Inc. Amended and Restated Director Stock Option Plan,      N/A
         adopted March 17, 1992, as amended and restated March 31, 1995, incorporated by reference to Exhibit 10.12 to Gantos, Inc.'s
         Annual Report on Form 10-K for the fiscal year ended January 28, 1995.